EXHIBIT-10.1.08


                                 TRUST AGREEMENT
                                     between
                     MASSACHUSETTS INDUSTRIAL FINANCE AGENCY
                                       and
                                SHAWMUT BANK, N.A.
                                    as Trustee
                             Dated as of July 1, 1993
                          And Providing for the Issue of
                                   $40,000,000
                      Massachusetts Industrial Finance Agency
            5 7/8% Pollution Control Revenue Refunding Bonds, 1993 Series
                         (Eastern Edison Company Project)


                               TABLE OF CONTENTS

ARTICLE I  -  DEFINITIONS ..................................... 3
ARTICLE II - THE BOND ........................................  6
       Section 2.1 Issuance, Certain Terms and Form of
                   1993 Series Bonds............................6
       Section 2.2 Delivery of 1993 Series Bonds...............18
       Section 2.3 Issuance of Additional Bonds................19
       Section 2.4 Execution, Authentication...................20
       Section 2.5 Interchangeability of Bonds.................20
       Section 2.6 Transfer and Ownership......................21
       Section 2.7 Regulation With Respect to Exchanges and
                   Transfers...................................21
       Section 2.8 Bonds Mutiliated, Destroyed, Stolen or Lost.21
       Section 2.9 Temporary Bonds.............................22
       Section 2.10 Cancellation and Destruction of Bonds......23
ARTICLE III - REDEMPTION OF BONDS BEFORE MATURITY..............23
       Section 3.1 Redemption Dates and Prices for 1993 Series
                   Bonds.......................................23
       Section 3.2 Notice of Redemption of Bonds...............24
       Section 3.3 Payment of Bonds Called for Redemption......24
ARTICLE IV - FUNDS AND REVENUES................................24
       Section 4.1 Bond Fund...................................24
       Section 4.2 Deposits and Payments.......................25
       Section 4.3 Investment of Moneys in Bond Fund...........25
       Section 4.4 Moneys to be Held in Trust..................25
ARTICLE V - REPRESENTATIONS AND COVENANTS OF THE AGENCY........25
       Section 5.1 Representations.............................25
       Section 5.2 Covenant as to Payment; Faith and Credit
                   of Commonwealth Not Pledged.................26
       Section 5.3 Issuance of Refunding Bonds.................27
ARTICLE VI - DEFEASANCE........................................27
       Section 6.1 Defeasance..................................27
       Section 6.2 Nonpresentment of Bonds.....................28
       Section 6.3 Right of Company to Purchase Bonds for
                   Cancellation................................28
ARTICLE VII - DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND
              BONDHOLDERS......................................28
       Section 7.1 Defaults; Events of Default.................28
       Section 7.2 Acceleration................................28
       Section 7.3 Other Remedies; Rights of Bondholders.......29
       Section 7.4 Right of Bondholders to Direct Proceedings..30
       Section 7.5 Application of Moneys.......................30
       Section 7.6 Remedies Vested in Trustee..................30
       Section 7.7 Rights and Remedies of Bondholders..........30
       Section 7.8 Waivers of Events of Default................31
ARTICLE VIII - THE TRUSTEE.....................................32
       Section 8.1 Acceptance of the Trusts....................32
       Section 8.2 Fees, Charges and Expenses of Trustee and
                   Paying Agents...............................33
       Section 8.3 Notice of Bondholders if Default or Event
                   of Default Occurs...........................33
       Section 8.4 Successor Trustee...........................33
       Section 8.5 Resignation of Trustee; Removal.............34
       Section 8.6 Appointment of Successor Trustee............34
       Section 8.7 Dealing in Bonds............................34
       Section 8.8 List of Bondholders.........................34
       Section 8.9 Designation and Succession of Paying Agents.35
ARTICLE IX - SUPPLEMENTAL AGREEMENTS; AND AMENDMENTS TO LOAN
             AGREEMENT.........................................35
       Section 9.1 Supplemental Agreements Not Requiring
                   Consent of Bondholders......................35
       Section 9.2 Supplemental Agreements Requiring Consent
                   of Bondholders, etc.........................36
       Section 9.3 Amendments, etc., to Loan Agreement.........37
       Section 9.4 Consent of Company..........................37
       Section 9.5 Opinion of Counsel..........................37
       Section 9.6 Modification by Unanimous Consent...........38
ARTICLE X - MISCELLANEOUS......................................38
       Section 10.1 Instruments of Further Assurance; Recording
                    and Filing.................................38
       Section 10.2 Rights Under Loan Agreement................38
       Section 10.3 Consents, etc., of Bondholders.............38
       Section 10.4 Limitations of Rights......................39
       Section 10.5 Severability...............................39
       Section 10.6 Notices....................................39
       Section 10.7 Payments Due on Saturdays, Sundays and
                    Holidays...................................39
       Section 10.8 Extent of Covenants; No Personal Liability.39
       Section 10.9 Captions; Table of Contents................40
       Section 10.10 Counterparts..............................40
       Section 10.11 Governing Law.............................40




                            TRUST AGREEMENT
   THIS TRUST AGREEMENT (the "Trust Agreement") is entered into as of the 1st day of July, 1993 by and between the Massachusetts Industrial Finance
Agency (the "Agency") and Shawmut Bank, N.A., a national banking association authorized to accept and execute trusts of the character herein set out, with its principal office located in Boston, Massachusetts, as Trustee (the 'trustee"). WHEREAS, the Agency, by virtue of the laws of The Commonwealth of Massachusetts, including Chapters 23A and 40D of the Massachusetts General Laws (the "Enabling Act"), is authorized and empowered, among other things,
(a) to refund its revenue bonds by the issuance of refunding bonds, and (b) to secure said refunding bonds by a trust agreement with a corporate trustee and by a pledge of revenues, as provided for herein; and
   WHEREAS Eastern Edison Company (the "Company") has requested that the Agency issue and sell revenue refunding bonds and loan the proceeds to the Company pursuant to a Loan Agreement dated as of July 1, 1993 between the Agency and the Company (which agreement, including all amendments and supplements thereto is hereinafter referred to as the "Loan Agreement") for the purpose of repaying the Loan made by the Agency to the Company pursuant to a Loan Agreement dated as of August 1, 1983 (the "1983 Loan"); and
WHEREAS the Agency has heretofore determined that the amount necessary in order for the Company to repay the 1983 Loan will require the issuance, sale and delivery of bonds to be issued pursuant to the Enabling Act in the aggregate principal amount of Forty Million Dollars ($40,000,000) (the
"1993 Series Bonds"); and
   WHEREAS all things necessary to make the 1993 Series Bonds, when authenticated by the Trustee and issued as provided in this Trust Agreement, the valid, binding and legal obligations of the Agency according to the import thereof and to constitute this Trust Agreement a valid pledge of the Pledged Receipts (hereinafter defined), provision for which is herein made, to secure the payment of the principal of, premium, if any, and interest on the
1993 Series Bonds and any bonds thereafter issued on a parity therewith (said 1993 Series Bonds and any Additional Bonds (as hereinafter defined) are hereinafter collectively called the "Bonds"), have been done and performed, and the execution and delivery of this Trust Agreement, and the issuance, execution and delivery of the 1993 Series Bonds, subject to the terms hereof, have in all respects been duly authorized:
   NOW, THEREFORE, THIS TRUST AGREEMENT WITNESSETH that, in consideration of the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Bonds by the holders and owners thereof, and also in order to secure the payment of the principal of, premium, if any, and interest on the Bonds and the payment, performance and observance by the Agency of all agreements, covenants and conditions expressed or implied herein, in the Loan Agreement, in the Bond Purchase Agreement (hereinafter defined) and in the Bonds on their respective parts to be paid performed and observed, the Agency has executed and delivered this Trust Agreement and hereby grants, pledges and assigns unto the Trustee, and to its successors in said trusts, and to its assigns, and grants a security interest under the Enabling Act and the Uniform Commercial Code in (to the maximum extent possible), the Pledged Receipts (hereinafter defined) and all right, title and interest of the Agency in and to the Loan Agreement, including without limitation all rights and remedies to enforce the Loan Agreement and the making of payments thereunder, excepting from such grant, pledge and assignment the right of the Agency to any payment or reimbursement or indemnification for its own account pursuant to the Loan Agreement,
   TO HAVE AND TO HOLD the Trust Estate (hereinafter defined), whether now owned or hereafter acquired, unto the Trustee and its respective successors in said trusts and assigns forever IN TRUST upon the terms and trusts herein set forth for the benefit, security and protection of all present and future holders of all Bonds from time to time issued under and secured by this Trust Agreement; PROVIDED, NEVERTHELESS, that the pledge and assignment hereby made is upon the further condition that if the Agency, its successors or assigns, shall pay, or cause to be paid, as provided herein the principal of the Bonds and the premium, if any, and interest due or to become due thereon, at the times and in the manner mentioned herein and in the Bonds and shall pay or cause to be paid to the Trustee all sums of money due or to become due in accordance with the terms and provisions hereof, and if the Agency and the Company shall perform and observe all of the agreements, covenants and conditions on their respective parts to be performed and observed hereunder, under the Loan Agreement, under the Bond Purchase Agreement, under the Inducement Letter and under the Bonds, upon such final payments, performance and observance, this Trust Agreement shall cease and the security interests created hereby shall terminate.
   THIS TRUST AGREEMENT FURTHER WITNESSETH that the Agency and the Trustee have further agreed as follows (except that in the performance of the agreements of the Agency herein contained any obligation it may thereby incur for the payment of money shall not be a general debt or obligation on its part or a general obligation or charge against or pledge of the faith and credit or taxing power of The Commonwealth of Massachusetts but shall be payable solely from the Pledged Receipts and Funds provided under this Trust Agreement):
                                       ARTICLE I
                                      DEFINITIONS
In addition to the words and terms defined in the Loan Agreement or elsewhere in this Trust Agreement, the following words and terms as used in this Trust Agreement, in the Loan Agreement, in the Bonds and in any certificate or other document executed by any party in connection therewith shall have the following meanings unless the context or use indicates another or different meaning or intent:
   "Act of Bankruptcy" means the filing of a petition in bankruptcy by or against the Company under the United States Bankruptcy Code.
   "Additional Bonds" means the one or more Bonds which may be issued pursuant to Section 2.3.
   "Banking Day" means any day other than a Saturday, Sunday or public or bank holiday or the equivalent for banks generally under the laws of Massachusetts.
   "Beneficial Owner" shall have the meaning set forth in Section 2.1(b). "Bonds" means the 1993 Series Bonds, any Bond or Bonds issued in exchange there for or replacement thereof pursuant to Sections 2.5, 2.6, 2.7, 2.8 and
2.9 and any Additional Bonds.
  "Bond Fund" means the Fund established by Section 4.1.
  "Bondholder" or "holder" or "owner" of Bonds means, as of any time, the registered owner of any Bond as shown in the register kept by the Trustee as bond registrar.
   "Bond Payment Date" means, as to the 1993 Series Bonds and any Bond or Bonds issued in replacement thereof or exchange there for, any date, which may include an Interest Payment Date, upon which any payment of principal of such Bonds shall be due pursuant hereto and, as to Additional Bonds and any Bond or Bonds issued in replacement thereof or exchange there for, any date, which may include an Interest Payment Date, upon which any payment of principal of such Bonds shall be due pursuant to the resolution of the Agency authorizing the issuance of such Bonds.
   "Bond Purchase Agreement" means the agreement dated July 14, 1993 between the Agency and the Representative whereby, among other things, the Agency agrees to issue and sell the 1993 Series Bonds to the Purchasers and the Purchasers agree to purchase the 1993 Series Bonds.
   "Book-Entry Only System" means the system of registration of the 1993 Series Bonds described in Section 2.1(b).
   "Closing Date" shall have the meaning such term has by definition in the Bond Purchase Agreement.
   "Code" means the Internal Revenue Code of 1954, as amended from time to time, and such provisions of the Internal Revenue Code of 1986, as amended from time to time, as are applicable to the Bonds.
   "DTC" shall mean The Depository Trust Company, a New York corporation. "Enabling Act" means Massachusetts General Laws Chapters 23A and 40D, each as amended.
   "Event of default" means an event referred to in Section 7.1.
   "Inducement Letter" means the letter dated July 14, 1993 from the Company to the Agency and the Purchasers relating to the 1993 Series Bonds.
   "Interest Payment Date" means, as to the 1993 Series Bonds and any Bond or Bonds issued in replacement thereof or exchange there for, any date upon which interest is to be paid on such Bonds pursuant hereto, and, as to Additional Bonds and any Bond or Bonds issued in replacement thereof or exchange there for, any date upon which interest is to be paid on such Bonds pursuant to the resolution of the Agency authorizing the issuance of such Bonds.
   "Investments" means (i) any bonds, notes, bills or other obligations which as to principal and interest constitute direct obligations of or are unconditionally and fully guaranteed by the United States of America; (ii) an investment agreement or other interest-bearing obligation issued by a bank, trust company (including the Trustee), or state or federally chartered savings and loan association, which has capital, surplus and undivided profits of at least $ 100,000,000; (iii) repurchase agreements secured by any of the investments of the types described in clauses (i), (ii) and (iv) and entered into with banks, trust companies or savings and loan associations described in clause (ii); (iv) commercial paper or finance company paper rated not less than "P-1" or its equivalent by Moody's Investors Service, Inc., and not less than "A-1" or its equivalent by Standard & Poor's Corporation, or an equivalent rating by any successor to either of them, excluding commercial paper issued by the Company, any subsidiary of the Company or any entity controlling, controlled by, or under common control with the Company; and (v) obligations of a State, Territory or possession of the United States of America or political subdivision of any of the foregoing or of the District of Columbia rated AA or better by Standard and Poor's Corporation; provided that such investment or deposit is not prohibited by federal or state banking laws applicable to the Trustee; provided that in circumstances under which investment earnings may affect the status of interest on the 1993 Series Bonds under Section 103 of the Code and Treasury Regulations thereunder, "Investments" means (vi) obligations of a State, Territory or possession of the United States of America or political subdivision of any of the foregoing or of the District of Columbia.
   "Montaup" means Montaup Electric Company, a Massachusetts corporation and a wholly-owned subsidiary of the Company.
   "Outstanding" and "Outstanding Principal Amount" when used in connection with Bonds means, at any time, the principal amount of the Bonds theretofore issued hereunder which has not been paid within the meaning of the second paragraph of Section 6.1, exclusive of the principal amount of a Bond in exchange for or replacement of which another Bond has been authenticated under Sections 2.5., 2.6, 2.7, 2.8 or 2.9.
   "Participant" shall have the meaning set forth in Section 2.1(b).
   "Paying Agent" means any bank or trust company designated as paying agent for the Bonds (and may include the Trustee) and its successor or successors hereafter appointed in the manner provided in this Trust Agreement.
   "Person" means natural persons, firms, associations, corporations and public bodies.
   "Plant" means Montaup's electrical generating facilities in Somerset, Massachusetts.
   "Pledged Receipts" means (a) the Loan Payments received or receivable by the Agency pursuant to the Loan Agreement, except for payments to the Agency under items (1) and (2) of Section 5.2 of the Loan Agreement, (b) all other receipts and revenues received or receivable by the Agency, or the Trustee for the account of the Agency, in respect of the Loan (as that term is defined in the Loan Agreement), including without limitation moneys received or receivable by the Trustee for deposit in any Fund established hereunder and
(c) moneys deposited in said Funds and any securities in which moneys in said Funds are invested and the proceeds derived therefrom.
   "Project" means the pollution control facilities described in Exhibit A to the Loan Agreement.
   "Purchasers" means the several Underwriters named in the Bond Purchase Agreement, as initial purchasers of the 1993 Series Bonds.
   "Representative" means Goldman, Sachs & Co., as representative of the Purchasers.
   "Trust Estate" means the properties, rights and interests pledged and assigned by the Agency in its pledge and assignment preceding this Article I. "Uniform Commercial Code" means Massachusetts General Laws Chapter 106 as the same may be amended.
                               ARTICLE II
                                THE BONDS
Section 2.1 Issuance. Certain Terms and Form of 1993 Series Bonds.
a. The 1993 Series Bonds shall be designated "Massachusetts Industrial Finance Agency 5 7/8% Pollution Control Revenue Refunding Bonds, 1993 Series (Eastern Edison Company Project)", and shall be issued in the aggregate principal amount of $40,000,000. The 1993 Series Bonds shall be issued in fully registered form; shall be in the denomination of $5,000 or any integral multiple thereof; shall be numbered consecutively from R-1 upwards;
shall be substantially in the form set forth below in this subsection 2.1(a), with such variations, omissions and insertions as are permitted or required hereby; shall be payable, as to principal of and premium, if any, at the principal corporate trust office of the Trustee in Boston, Massachusetts, which is a Paying Agent of the Agency, or of its successor as such Paying Agent, and as to interest by check drawn upon the Trustee and mailed to the registered address of the registered owner entitled thereto; and shall be dated as of July 1, 1993 if authenticated prior to the first Interest Payment Date on such 1993 Series Bonds and otherwise shall be dated as of the Interest Payment Date next preceding the date of their authentication, except that if authenticated on an Interest Payment Date they shall be dated as of such date of authentication; provided that if at the time of authentication interest thereon is in default, they shall be dated as of the date to which interest has been paid, or if no interest has been paid, they shall be dated as of
July 1, 1993. The 1993 Series Bonds shall mature August 1, 2008 and shall bear interest from the date thereof payable semi- annually on
February 1 and August 1 in each year, commencing February 1, 1994, at the rate shown below. Interest shall be calculated using a year of 360 days and twelve thirty-day months.
   The person in whose name any 1993 Series Bond is registered at the close of business on any record date (as hereinbelow defined) with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such 1993 Series Bond upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such Interest Payment Date, except that, if and to the extent that the Agency shall default in the payment of the interest due on any Interest Payment Date, then the registered holders of 1993 Series Bonds on the record date with respect to such Interest Payment Date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of such defaulted interest thereafter payable or paid on any 1993 Series Bonds shall be the registered holders of such 1993 Series Bonds on the record date for payment of such defaulted interest. The term "record date" as used in this Section 2.1, and in the form of the 1993 Series Bonds, with respect to any Interest Payment Date applicable to the 1993 Series Bonds shall mean the January 15 next preceding a February 1 Interest Payment Date or the July 15 next preceding an August 1 Interest Payment Date, as the case may be (or the business day next preceding such January 15 or July 15 if such January 15 or July 15 is not a business day), or such record date established for defaulted interest as hereinafter provided.
   In case of failure by the Agency to pay any interest when due, the claim for such interest shall be deemed to have been transferred by transfer of any 1993 Series Bond registered on the books of the Agency, and the Trustee, by not less than 15 days prior written notice mailed to the persons in whose names the 1993 Series Bonds are registered at the close of business on the fifth day preceding the date of mailing, may fix a subsequent record date for determination of holders entitled to payment of such interest. Such provision for establishment of a subsequent record date, however, shall in no way affect the rights of Bondholders or of the Trustee consequent on any default.
                          [FORM OF 1993 SERIES BOND]
No. R_                                                                 $
                   MASSACHUSETTS INDUSTRIAL FINANCE AGENCY
               5 7/8% POLLUTION CONTROL REVENUE REFUNDING BOND
                                1993 SERIES
                      (EASTERN EDISON COMPANY PROJECT)
THIS BOND DOES NOT CONSTITUTE A GENERAL OBLIGATION OF THE MASSACHUSETTS INDUSTRIAL FINANCE AGENCY NOR A DEBT OR PLEDGE OF THE FAITH AND CREDIT OR THE TAXING POWER OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY POLITICAL SUBDIVISION THEREOF; THE PRINCIPAL OF AND INTEREST AND PREMIUM, IF ANY, ON THIS BOND ARE PAYABLE SOLELY FROM THE REVENUES AND FUNDS PLEDGED FOR THEIR PAYMENT IN ACCORDANCE WITH THE LOAN AGREEMENT AND THE TRUST AGREEMENT REFERRED TO HEREIN.
   The Massachusetts Industrial Finance Agency (the "Agency"), for value received, hereby promises to pay (but only from the special funds hereinafter referred to) to, or registered assigns, on August 1, 2008, the principal sum of Dollars in lawful money of the United States of America, and to pay (but only from the special funds hereinafter referred to) interest thereon in like money from the Interest Payment Date next preceding the date of authentication of this Bond (unless this Bond is authenticated on an Interest Payment Date, in which event it shall bear interest from that date, or unless this Bond is authenticated prior to February 1, 1994, in which event it shall bear interest from July 1, 1993) until payment of such principal sum, at the rate of five and seven-eighths percent (5 7/8%) per annum, payable semi-annually on February 1 and August 1 in each year, commencing February 1, 1994. Interest shall be calculated using a year of 360 days and twelve thirty-day months.
   The principal of and premium, if any, on this Bond are payable, upon the surrender hereof, at the corporate trust office in Boston, Massachusetts, of Shawmut Bank, N.A., as Trustee and Paying Agent (with any successor trustee and paying agent, the "Trustee") under a Trust Agreement dated as of July
1, 1993 (the "Trust Agreement") between the Agency and the Trustee. Interest on this Bond is payable by check drawn upon the Trustee and mailed to the registered address of the registered owner of this Bond. The interest so payable upon any February 1 or August 1 will, subject to certain exceptions described on the reverse thereof, be paid to the person in whose name this Bond is registered at the close of business on the January 15 preceding such February 1 or the July 15 preceding such August 1, as the case may be (or the business day next preceding such January 15 or July 15 if such January 15 or July 15 is not a business day). Payment of the principal of, premium, if any, and interest on this Bond shall be made in any coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts.
   Unless this 1993 Series Bond is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the
Agency or its agent for registration of transfer, exchange, or payment, and any 1993 Series Bond issued is registered in the name of CEDE &
Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER,
PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & Co., has an interest herein.
   REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH FOLLOWING THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION HEREON AND SUCH FURTHER PROVISIONS SHALL FOR AT.T. PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
   It is hereby certified that all of the conditions, things and acts required to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by the Constitution and laws of The Commonwealth of Massachusetts.
   This Bond shall not be entitled to any benefit under the Trust Agreement, or become valid or obligatory for any purpose, until the certificate of authentication hereon shall have been signed by the Trustee.
   IN WITNESS WHEREOF, the Agency has caused this Bond to be executed in its name by the manual or facsimile signature of its Deputy Director and its official seal to be impressed (or a facsimile thereof to be imprinted)
hereon.
DATED:                             MASSACHUSETTS INDUSTRIAL FINANCE AGENCY
                                   by    Deputy Director

(Form of Trustee's Certificate of Authentication)

Trustee's Certificate of Authentication

This Bond is one of the Bonds of the issue described in and issued under the within-mentioned Trust Agreement.
SHAWMUT BANK, N.A.,
as Trustee
Dated:               By         Authorized Signer


                     (FORM OF REVERSE OF 1993 SERIES BOND)
   This Bond is one of the bonds of the Agency designated as the "Massachusetts Industrial Finance Agency 5 7/8% Pollution Control Revenue Refunding Bonds, 1993 Series (Eastern Edison Company Project)" (the "1993 Series Bonds"), aggregating $40,000,000 in principal amount. The proceeds of the 1993 Series Bonds will be used to make a loan to Eastern Edison Company (the "Company") evidenced by a Loan Agreement dated as of July 1, 1993 (the "Loan Agreement") between the Company and the Agency, which will be used to repay the 1983 Loan (as defined in the Trust Agreement). The Loan Payments under (and as defined in) the Loan Agreement will include amounts sufficient to pay the principal of and interest on, and the premium, if any, on the 1993 Series Bonds as the same become due.
   The 1993 Series Bonds are authorized to be issued pursuant to the provisions of Chapters 23A and 40D of the Massachusetts General Laws, each as amended (the "Enabling Act"), and, together with any Additional Bonds (as defined in the Trust Agreement) as may be issued on a parity therewith under the Trust Agreement (said 1993 Series Bonds and any such Additional Bonds being hereinafter collectively called the "Bonds") are all issued or to be issued under and equally and ratably secured by the Trust Agreement. The 1993 Series Bonds are special obligations of the Agency and, as and to the extent set forth in the Trust Agreement, are payable solely from, and are secured by a pledge of and lien on, the Pledged Receipts (as defined in the Trust Agreement).
   This Bond is transferable, as provided in the Trust Agreement, only upon the books of the Agency kept for that purpose at the principal corporate trust office of the Trustee, by the registered owner hereof in person or by his attorney duly authorized in writing, upon surrender hereof together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or such duly authorized attorney, and thereupon a new 1993 Series Bond or Bonds of the same aggregate principal amount as the surrendered Bond shall be issued in the name of the transferee as provided in the Trust Agreement and upon payment of charges therein prescribed. The Agency, the Trustee and any Paying Agent of the Agency may treat and consider the person in whose name this Bond is registered as the holder and absolute owner hereof for the purpose of receiving payment of, or on account of, the principal or premium hereof and interest due hereon and for all other purposes whatsoever. Neither the Agency nor the Trustee shall be required (a) to transfer or exchange Bonds during a period beginning at the opening of business on the fifteenth day next preceding an Interest Payment Date or next preceding any date of selection of Bonds to be redeemed and ending at the close of business on such Interest Payment Date or the day on which notice of such redemption is given; or (b) to transfer or exchange any Bond called in whole, or the called portion of any Bond called in part, for redemption. Subject to the provisions of the Trust Agreement, if this Bond is surrendered for any transfer or exchange between the record date for any Interest Payment Date and such Interest Payment Date, the new Bond will be dated such Interest Payment Date.
   The Trust Agreement provides that in the event of any default in payment of the interest due on any Interest Payment Date, such interest shall not be payable to the holder of this Bond on the original record date but shall be paid to the registered holder of such Bond on the subsequent record date established for payment of such defaulted interest.
   The Bonds are issuable in the form of registered Bonds only without coupons, in the denomination of $5,000 or any integral multiple thereof. This Bond may, at the option of the registered owner hereof, be exchanged for an equal aggregate principal amount of 1993 Series Bonds of any of the authorized denominations, upon surrender hereof at the principal corporate trust office of the Trustee together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or by his attorney, duly authorized in writing, as provided in the Trust Agreement and upon the payment of charges therein prescribed.
   Reference is hereby made to the Trust Agreement and to the Loan Agreement and to all agreements supplementing or amending either thereof, for a description of the rights under the Trust Agreement of the registered owners of the 1993 Series Bonds, of the nature and extent of the security for the 1993 Series Bonds, of the rights, duties and immunities of the Trustee and of the rights, obligations and immunities of the Agency thereunder, to all of the provisions of which Trust Agreement and Loan Agreement the registered owner of this 1993 Series Bond, by acceptance hereof, assents and agrees.
   The holder of this 1993 Series Bond shall have no right to enforce the provisions of the Trust Agreement or to institute action to enforce the covenants therein, or to take any action with respect to any event of default under the Trust Agreement, or to institute, appear in or defend any suit or other proceedings with respect thereto, except as provided in the Trust Agreement. Modifications or alterations of the Loan Agreement or the Trust Agreement, or of any amendments or supplements thereto, may be made only to the extent and in the circumstances permitted by the Trust Agreement. In certain events, on the conditions, in the manner and with the effect set forth in the Trust Agreement, the principal of all the 1993 Series Bonds issued under the Trust Agreement and then outstanding may become or may be declared due and payable before the stated maturity thereof, together with interest accrued thereon.
   Optional Redemption: The 1993 Series Bonds are subject to redemption prior to stated maturity on any date on or after August 1, 2003, at the option of the Company, in whole or in part by lot or in any other manner deemed fair by the Trustee, provided that for so long as CEDE & Co., as nominee of The Depository Trust Company ("DTC") is the registered owner of the 1993 Series Bonds, the particular bonds or portions thereof to be redeemed shall be selected by DTC, in such manner as DTC may deem fair. The 1993
Series Bonds may be redeemed from any source of available funds, on any date on or after August 1, 2003, at the following redemption prices (expressed in terms of the percentages of the principal amount of Bonds to be redeemed), together, in each case, with interest accrued thereon to the date fixed for redemption:

Redemption Dates Inclusive              Price

August 1, 2003-July31,2004               102%
August 1, 2004-July31,2005               101%
Thereafter                               100%o

   Extraordinary Optional Redemption: The 1993 Series Bonds are subject to redemption in whole on any date prior to their stated maturity, at the option of the Company, upon the occurrence of any of the following events:
   (a) Damage or destruction to the Project or the Plant shall have occurred to such extent that, in the reasonable judgment of the Company and Montaup, the Project or the Plant, as the case may be, cannot reasonably be repaired, rebuilt or restored within a period of six months to its condition immediately preceding such damage or destruction.
   (b) Loss of title to or use of a substantial part of the Project or the Plant as a result of the exercise of the power of eminent domain shall have occurred which, in the reasonable judgment of the Company and Montaup, results or is likely to result in Montaup being prevented from carrying on its normal operations at the Plant for a period of not less than six months.
   (c) (i) Unreasonable burdens or regulations or excessive liabilities shall have been imposed upon Montaup with respect to the Project or the Plant or the operation thereof, or (ii) changes in the economic availability of raw materials, operating supplies, fuel or other energy sources or supplies, or facilities necessary for the operation of the Project or any other property of Montaup material to the conduct of its operations at the site of the Project or such technological or other changes shall have occurred, which the Company and Montaup cannot reasonably overcome or control, either of which events in the reasonable judgment of the Company and Montaup renders the Project or such other property of Montaup material to the conduct of its operations at the site of the Project uneconomic for such purposes.
   (d) The acquisition, construction, installation and/or operation of the Project or operation of the Plant shall have been enjoined or shall otherwise have been prohibited by any order, decree, rule or regulation of any court or of any location, state or federal regulatory body, administrative agency or other governmental body for a period of not less than six months.
   (e) A determination that the interest income on any 1993 Series Bond does not qualify for the exclusion from gross income of the owner thereof ("exempt interest") under Section 103 of the Code, other than a determination that such owner is a "substantial user" of the Project or a "related person" within the meaning of Section 103(b)(13) of the Code, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:
         (i) the date on which the Company determines that the interest income on any 1993 Series Bond does not qualify as exempt interest if such determination is supported by a written opinion to that effect of nationally recognized bond counsel satisfactory to the Trustee (who may also be counsel to the Company); or
        (ii) the date on which the Company shall receive notice from the Trustee in writing that the Trustee has been advised by the holder of any 1993 Series Bond that, as a result of any authorized federal administrative action or by final decree, judgment or order of any federal court or authorized federal administrative body, it has been determined that, as a result of a failure by the Company to observe any agreement or representation in the Loan Agreement, the interest payable on the 1993 Series Bonds does not qualify as exempt interest. Any such determination will not be considered final for this purpose:
               (A) unless the holder of the 1993 Series Bond involved in the proceeding or action resulting in the determination gives the Company and the Trustee prompt written notice of the commencement thereof and such holder offers the Company an opportunity to contest the determination, either directly or in the name of the holder of the 1993 Series Bond; and either
               (B) the Company declines to contest such determination; or
               (C) the Company elects to contest such determination and agrees to pay all expenses in connection therewith and indemnify such 1993 Series Bond holder against all liabilities in connection therewith, in which case such determination shall not be considered final until the earlier of: (1) the date on which the Company in its sole discretion elects to discontinue such contest, or (2) conclusion of any appellate court review of such determination, if sought.

   If this 1993 Series Bond or any portion hereof is called for redemption, and payment is duly provided there for as specified in the Trust Agreement, interest on this 1993 Series Bond or the portion hereof called for redemption shall cease to accrue from and after the date fixed for redemption.
   1993 Series Bonds or portions thereof may be redeemed only in the principal amount of Five Thousand Dollars ($5,000) or any integral multiple thereof.
   Notice of redemption shall be mailed, not less than 30 nor more than 60 days prior to the redemption date, to each registered owner of each 1993 Series Bond called for redemption, but neither failure to mail such notice nor any defect in any notice so mailed shall affect the sufficiency of the proceedings for the redemption of any other 1993 Series Bonds.
   If an event of default, as defined in the Trust Agreement, shall occur, the principal of all 1993 Series Bonds may be declared due and payable upon the conditions, in the manner and with the effect provided in the Trust Agreement. The Trust Agreement also provides that in certain events such declaration and its consequences may be rescinded as therein provided.
   This 1993 Series Bond shall not constitute the personal obligation, either jointly or severally, of any director, officer, employee or agent of the Agency.
  [FORM FOR TRANSFER]
FOR VALUE RECEIVED, , the undersigned _______ hereby sells, assign, and transfers unto (Please insert Social Security Number or other identifying number of assignee) the within Bond and all rights thereunder and hereby irrevocably constitutes and appoints _____________ attorney to transfer the within Bond on the books kept for registration thereof, with full power of substitution in the premises.
Dated:                  NOTICE:
The signature to this assignment must correspond with the name as it appears upon the face of the within Bond in every particular, without alteration or enlargement or any change whatever.
b. The provisions of this subsection 2.1(b) shall apply with respect to any 1993 Series Bond registered to CEDE & Co. or any other nominee of DTC while the Book-Entry Only System is in effect. Book-Entry Only System shall mean the system of registration of the 1993 Series Bonds described below: The 1993 Series Bonds shall be issued in the form of a single authenticated fully-registered bond in substantially the form set forth in this Section 2.1. Prior to the Closing Date, there shall be deposited with DTC one certificated
Bond registered in the name of CEDE & Co. as DTC's nominee in the aggregate amount of the 1993 Series Bonds. Such Bond shall bear the following legend:
   Unless this 1993 Series Bond is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Agency or its agent for registration of transfer, exchange or payment, and any 1993 Series Bond issued is registered in the name of CEDE & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE
OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, CEDE & Co., has an interest herein.
  On the date of original delivery thereof, the 1993 Series Bonds shall be registered in the registry books of the Trustee in the name of CEDE & Co., as nominee of DTC as agent for the Agency in maintaining the Book-Entry Only System. With respect to 1993 Series Bonds registered in the registry books kept by the Trustee in the name of CEDE & Co. as nominee of DTC, the Agency, the Paying Agent, the Company and the Trustee shall have no responsibility or obligation to any Participant (which means securities brokers and dealers, banks, trust companies, clearing corporation and various other entities, some of whom or their representatives own DTC) or to any Beneficial Owner (which means, when used with reference to the Book-Entry-Only System, the person who is considered the beneficial owner of a 1993 Series Bond pursuant to the arrangements for book-entry determination of ownership applicable to DTC) with respect to the following:
    i. the accuracy of the records of DTC, CEDE & Co. or any Participant with respect to any ownership interest in the 1993 Series Bonds;
   ii. the delivery to any Participant, any Beneficial Owner or any other person, other than DTC, of any notice with respect to the 1993 Series Bonds, including any notice of redemption; or
  iii. the payment to any Participant, any Beneficial Owner or any other person, other than DTC, of any amount with respect to the principal of or premium, if any, or interest on the 1993 Series Bonds.
   The Trustee or any Paying Agent shall pay all principal of and premium, if any, and interest on the 1993 Series Bonds only to or upon the order of DTC, and all such payments shall be valid and effective fully to satisfy and discharge the Agency's obligations with respect to the principal of and premium, if any, and interest on such 1993 Series Bonds to the extent of the sum or sums so paid. Except as provided below, no person other than DTC shall receive an authenticated 1993 Series Bond evidencing the obligation of the Agency to make payments of principal of and premium, if any, and interest pursuant to this Trust Agreement. Upon delivery by DTC to the Trustee of written notice to the effect that DTC has determined to substitute a new nominee in place of CEDE & Co., the words "CEDE & Co." in this Trust Agreement shall refer to such new nominee of DTC.
   c. Upon receipt by the Agency and the Trustee of written notice from DTC to the effect that DTC is unable or unwilling to discharge its responsibilities, the Trustee shall authenticate, transfer and exchange the 1993 Series
Bonds as requested by DTC in appropriate amounts, and whenever DTC requests the Agency, the Paying Agent and the Trustee to do so, the Trustee, the Paying Agent and the Agency will cooperate with DTC in taking appropriate action after reasonable notice: (i) to arrange for a substitute bond depository willing and able upon reasonable and customary terms to maintain custody of the 1993 Series Bonds or (ii) to make available 1993 Series Bonds registered in whatever name or names the Bondholders transferring or exchanging such 1993 Series Bonds shall designate.
   d. In the event the Agency determines that it is in the best interests of the Beneficial Owners that they be able to obtain 1993 Series Bond certificates, the Agency may so notify DTC, the Paying Agent and the Trustee, whereupon DTC will notify the Participants of the availability through DTC of certificates for the 1993 Series Bonds. In such event, the Trustee shall authenticate, transfer and exchange certificates for the 1993 Series Bonds as requested by DTC in appropriate amounts and in authorized denominations. Whenever DTC requests the Agency and the Paying Agent to do so, the Paying Agent and the Authority will cooperate with DTC in taking appropriate action after reasonable notice to make available 1993 Series Bonds registered in whatever name or names the Beneficial Owners transferring or exchanging 1993 Series Bonds shall designate.
   e. Notwithstanding any other provision of this Trust Agreement to the contrary, so long as any 1993 Series Bond is registered in the name of CEDE & Co., as nominee of DTC, all payments with respect to the principal of, premium, if any, and interest on such 1993 Series Bond and all notices with respect to such 1993 Series Bond shall be made and given, respectively, to DTC, as provided in the Representation Letter, the form of which is Included as Exhibit 2.1 to this Trust Agreement.
   Section 2.2 Delivery of 1993 Series Bonds. Upon the execution and delivery of this Trust Agreement, the Agency shall execute and deliver the 1993 Series Bonds to the Trustee. The Trustee shall authenticate the 1993 Series Bonds and deliver them to the Purchasers upon the filing with the Trustee of the following documents, namely:
   1. A copy, duly certified by the Secretary of the Agency, of the resolutions adopted by the Agency authorizing the execution and delivery of the Loan Agreement, this Trust Agreement, the Inducement Letter and the Bond Purchase Agreement and the issuance and sale of the 1993 Series Bonds.
   2. A copy, duly certified by the Clerk or any Assistant Clerk of the Company, of the vote or votes adopted by its Board of Directors authorizing the execution and delivery of the Loan Agreement and the Inducement Letter.
   3. Original executed counterparts of the Loan Agreement, this Trust Agreement, the Bond Purchase Agreement, the Inducement Letter and all other agreements, if any, required by the Purchasers as provided in the Bond Purchase Agreement and a signed counterpart of the opinion of McDermott, Will & Emery as Bond Counsel required by the Bond Purchase Agreement with an accompanying opinion of said Bond Counsel directed to the Trustee.
   4. A request and authorization to the Trustee on behalf of the Agency, signed by its Executive Director, its Deputy Director or its Vice Chairman to authenticate and deliver the 1993 Series Bonds to the Purchasers, upon payment to the Trustee for the account of the Agency, of the sum specified in said request to be paid by the Purchasers.
   The proceeds of the 1993 Series Bonds (except for any accrued interest paid at the sale of the 1993 Series Bonds) shall be transferred by the Trustee to State Street Bank and Trust Company, as trustee, for credit to the Bond Fund established pursuant to the Loan Agreement dated as of August 1, 1983 between the Company and the Agency, and shall be immediately applied by the Agency to the outstanding principal balance of the Loan made by the Agency to the Company pursuant to such Loan Agreement. Accrued interest paid at the sale of the 1993 Series Bonds shall be deposited in the Bond Fund established under section 4.1 hereof.
   Section 2.3 Issuance of Additional Bonds. The Agency and the Company may, without notice to or the consent of the Bondholders, from time to time agree upon and approve the issuance and delivery of Additional Bonds hereunder for any one or more of the following purposes: (a) acquiring, constructing, reconstructing, improving and/or installing additional property to become part of the Plant, including incidental expenses, or (b) refunding the Bonds. Additional Bonds shall be issued only in fully registered form and shall bear such date or dates, interest rate or rates, maturities, redemption dates, redemption premiums and prices as are approved in writing by the Agency and the Company. All of such Additional Bonds shall be on a parity with the 1993 Series Bonds and any Additional Bonds theretofore or thereafter issued, except as may be otherwise provided in Section 7.5 as to the application of moneys. The Agency shall execute and deliver such Additional Bonds to the Trustee which shall authenticate and deliver the same to the purchaser thereof upon the filing with the Trustee of the following documents, namely:
   1. A copy, duly certified by the Secretary of the Agency, of the resolutions adopted by the Agency authorizing the issuance and sale of the Additional Bonds and the execution and delivery of the related supplemental agreements to this Trust Agreement and the Loan Agreement and a bond purchase agreement pertaining to the Additional Bonds.
   2. A copy, duly certified by the Clerk or any Assistant Clerk of the company, of the vote or votes adopted by its Board of Directors authorizing the execution and delivery of the applicable amendment or supplement to the Loan Agreement in connection with the issuance of such Additional Bonds.
   3. Original executed counterparts of such supplemental agreements and bond purchase agreement and of such other guaranties and agreements, if any, as may be required by the purchaser or purchasers of such Additional Bonds as provided in such bond purchase agreement and a signed counterpart of the opinion of nationally recognized bond counsel with an accompanying opinion of nationally recognized bond counsel addressed to the Trustee.
    4. A request and authorization to the Trustee on behalf of the Agency, signed by its Executive Director, Deputy Director or Vice Chairman to authenticate and deliver the Additional Bonds to the purchaser or purchasers thereof upon payment to the Trustee for the account of the Agency of the sum specified in such request to be paid by the Purchaser. The proceeds of the Additional Bonds shall be deposited with the Trustee (except for accrued interest thereon) to the credit of a project fund or comparable fund created by a supplemental agreement entered into pursuant to Article IX.
    5. An opinion of nationally recognized bond counsel (who may be counsel to the Company) that the issuance of such Additional Bonds will not affect the exemption from federal income taxation on the interest paid on any Outstanding Bonds.
    Section 2.4 Execution. Authentication. The Bonds shall be executed on behalf of the Agency by the manual or facsimile official signature of its Executive Director, its Deputy Director or its Vice Chairman and shall have the official seal of the Agency impressed thereon or a facsimile imprinted thereon. In case any officer whose signature or facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bond, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, as if he had remained in office until delivery, and any Bond may be signed on behalf of the Agency by such persons as, at the time of execution of such Bond shall be the proper officers of the Agency, even though at the date of such Bond or of the delivery of this Trust Agreement any such person was not such officer.
    No Bond shall be valid or obligatory for any purpose or be entitled to any security or benefit hereunder unless and until a certificate of authentication on the Bond, as provided in Section 2.1, shall have been duly executed by an authorized signer of the Trustee, and such executed certificate of the Trustee upon a Bond shall be conclusive evidence that the Bond has been authenticated and delivered hereunder. It shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder.
    Section 2.5 Interchangeability of Bonds. Subject to the conditions and upon the payment of the charges provided in this Trust Agreement, Bonds, upon surrender thereof at the principal corporate trust office of the Trustee with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner thereof or by his attorney duly authorized in writing, may, at the option of the registered owner thereof, be exchanged for an equal aggregate principal amount of registered Bonds of the same series, designation, maturity and interest rate of any other authorized denominations.
    Section 2.6 Transfer and Ownership. Each Bond shall be transferable only upon the books of the Agency, which shall be kept for the purpose at the principal corporate trust office of the Trustee, by the registered owner thereof in person or by his attorney duly authorized in writing, upon surrender thereof together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his duly authorized attorney and containing the Social Security or federal tax identification number of the transferee and, if such transferee is a trust, the name and social security or federal tax identification number of the settlor and the trustee of the transferee. Upon the transfer of any such Bond, the Agency shall issue and the Trustee shall authenticate in the name of the transferee a new Bond or Bonds of the same aggregate principal amount and of the same series, designation, maturity and interest rate as the surrendered Bond.
    The Trustee, the Agency and any Paying Agent may treat and consider the person in whose name any Bond for the time being shall be registered upon the books of the Trustee as the absolute owner of such Bond, whether such Bond shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal or premium, if any, thereof and the interest thereon, and for all other purposes whatsoever and all such payments so made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Bond to the extent of the sum or sums so paid, and neither the Trustee, the Agency nor any Paying Agent shall be affected by any notice to the contrary.
    Section 2.7 Regulations With Respect to Exchanges and Transfers. In all cases in which the privilege of exchanging Bonds or transferring Bonds is exercised, the Agency shall execute and the Trustee shall authenticate and deliver Bonds in accordance with the provisions of this Trust Agreement. For every such exchange or transfer of Bonds, whether temporary or definitive, the Agency or the Trustee may make a charge sufficient to reimburse them for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer. Neither the Agency nor the Trustee shall be required
(a) to transfer or exchange Bonds during a period beginning at the opening of business on the fifteenth day next preceding an Interest Payment Date or next preceding any date of selection of Bonds to be redeemed and ending at the close of business on such Interest Payment Date or the date on which notice of such redemption is given; or (b) to transfer or exchange any Bond called in whole, or the called portion of any Bond called in part, for redemption.
    Section 2.8 Bonds Mutilated. Destroyed. Stolen or Lost. In case any Bond shall become mutilated or be destroyed, stolen or lost, the Agency shall execute and the Trustee shall authenticate and deliver, a new Bond of like series, designation, maturity, interest rate and principal amount as the Bond so mutilated, destroyed, stolen or lost, (a) in exchange and substitution for such mutilated Bond, upon surrender and cancellation of such mutilated
Bond or (b) in lieu of and substitution for the Bond destroyed, stolen or lost, upon filing with the Trustee of evidence satisfactory to the Agency and the Trustee that such Bond has been destroyed, stolen or lost and proof of ownership thereof. In every case the applicant for a substituted Bond shall furnish the Agency, the Company and the Trustee with indemnity satisfactory to them and comply with such other reasonable regulations as the Agency, the Company and the Trustee may prescribe and pay such expenses as the Agency, the Company and the Trustee may incur. All Bonds so surrendered to the Trustee shall be canceled by it. Any such new Bonds issued pursuant to this Section in substitution for Bonds alleged to be destroyed, stolen or lost shall constitute original additional contractual obligations on the part of the Agency, whether or not the Bonds so alleged to be destroyed, stolen or lost be at any time enforceable by anyone, and shall be equally secured by and entitled to equal proportionate benefits with all other Bonds issued under the Trust Agreement, in any moneys or securities held by the Agency or the Trustee for the benefit of the holders of Bonds.
     Section 2.9 Temporary Bonds. Until the definitive Bonds are prepared, the Agency may execute, in the same manner as is provided in Section 2.4, and, upon the request of the Agency, the Trustee shall authenticate and deliver one or more temporary Bonds, registerable as to principal and interest. Such temporary Bonds shall be subject to the same provisions, limitations and conditions as the definitive Bonds except as to the denomination thereof and as the exchangeability for Bonds and shall be substantially of the tenor of the definitive Bonds in lieu of which such temporary Bond or Bonds are issued, in denominations of $5,000 or any integral multiple thereof authorized by the Agency, and with such omissions, insertions and variations as may be appropriate to temporary Bonds. The Agency at its own expense shall prepare and shall deliver in exchange there for, definitive Bonds, of the same aggregate principal amount and maturity as the temporary Bonds surrendered. Until so exchanged, the temporary Bonds shall in all respects be entitled to the same benefits and security as definitive Bonds issued pursuant to the Trust Agreement.
    If the Agency shall authorize the issuance of temporary Bonds in more than one denomination, the holder of any temporary Bond or Bonds may, at his option, surrender the same to the Trustee in exchange for another temporary Bond or Bonds of like aggregate principal amount and maturity of any other authorized denomination or denominations, and thereupon the Agency shall execute and the Trustee, in exchange for the temporary Bond or Bonds so surrendered and upon payment of the taxes, fees and charges provided for in
Section 2.7, shall authenticate and deliver a temporary Bond or Bonds of like aggregate principal amount and maturity in such other authorized denomination or denominations as shall be requested by such holder.
    All temporary Bonds surrendered in exchange either for another temporary Bond or Bonds or for a definitive Bond or Bonds shall be forthwith canceled by the Trustee.
    Section 2.10 Cancellation and Destruction of Bonds. All Bonds paid or redeemed, either at or before maturity, shall be delivered to the Trustee when such payment or redemption is made, and such Bonds, together with all Bonds purchased by the Trustee and all registered Bonds surrendered in any exchanges or transfers, shall thereupon be promptly canceled. Bonds so canceled may at any time be cremated or otherwise destroyed by the Trustee, which shall execute a certificate of cremation or destruction in duplicate by the signature of one of its authorized officers describing the Bonds so cremated or otherwise destroyed, and one executed certificate shall be filed with the Agency and the other executed certificate shall be retained by the Trustee.
                                   ARTICLE III
                     REDEMPTION OF BONDS BEFORE MATURITY
 Section 3.1 Redemption Dates and Prices for 1993 Series Bonds.
    3.1.1 The 1993 Series Bonds are subject to redemption by the Agency, at the option of the Company, prior to stated maturity on any date on or after August 1, 2003, in whole or in part. The Bonds may be redeemed from any source of available funds on any date, on or after August 1, 2003, at redemption prices equal to the following percentages of the principal amount redeemed, plus in each case accrued interest to the date fixed for redemption:

Redemption Dates Incluvsive             Price

August 1, 2003 - July 31, 2004           102%
August 1, 2004 - July 31, 2005           101%
Thereafter                               100%

    3.1.2 In addition to redemption provided for in Section 3.1.1, the 1993 Series Bonds shall be redeemed in whole and not in part by the Agency, at the option of the Company, on any date at a redemption price of 100% of the principal amount redeemed, plus accrued interest to the redemption date, if any of the events set forth in the paragraph headed "Extraordinary Optional Redemption" in the form of the 1993 Series Bond in Section 2.1 shall have occurred.
    3.1.3 If less than all of the Outstanding 1993 Series Bonds are called for redemption at any time, the selection of such 1993 Series Bonds, or portions of 1993 Series Bonds, to be called shall be made by lot or in any other manner deemed fair by the Trustee provided that for so long as CEDE & Co., as nominee of DTC is the registered owner of the 1993 Series Bonds, the particular bonds or portions thereof to be redeemed shall be selected by DTC, in such manner as DTC may deem fair. Upon redemption of any 1993 Series Bond in part only, the Trustee shall authenticate and deliver to the owner thereof a new 1993 Series Bond or Bonds of authorized denominations in any aggregate principal amount equal to the unredeemed portion of the Bond so redeemed. Bonds for portions thereof) may be redeemed only in the principal amount of Five Thousand Dollars ($5,000) or any integral multiple thereof.

   Section 3.2 Notice of Redemption of Bonds. Notice of the call for any redemption of Bonds, identifying by designation, letters, numbers, or other distinguishing marks, the Bonds, or portions of Bonds in amounts of $S,000 or an integral multiple thereof, to be redeemed, the redemption price to be paid, the date fixed for redemption and the place or places where the amounts due upon such redemption are payable, shall be mailed by the Trustee by first class mail, postage prepaid not less than 30 nor more than 60 days prior to the redemption date, to the registered owner of any Bonds or portions thereof to be redeemed, but neither failure to mail such notice nor any defect in any notice so mailed shall affect the sufficiency of the proceedings for the redemption of any other Bonds.
   Section 3.3 Payment of Bonds Called for Redemption. Notice having been given in the manner provided in Section 3.2 hereof, the Bonds (and portions of Bonds) so called for redemption shall become due and payable on the redemption date at the redemption price, plus interest accrued to the redemption date; and, upon presentation and surrender thereof, at the place or places specified in such notice, such Bonds (and portions of Bonds) shall be paid at the redemption price plus interest accrued and unpaid to the redemption date. If, on the redemption date, moneys for the redemption of all such Bonds (and portions of Bonds) to be redeemed, together with interest to the redemption date, are held by the Trustee so as to be available there for on said date and if notice of redemption shall have been given as aforesaid, then, from and after the redemption date such Bonds (and portions of Bonds) so called for redemption shall cease to bear interest and said Bonds (and portions of Bonds) shall no longer be considered as outstanding hereunder. If said moneys shall not be so available on the redemption date, such Bonds (and portions of Bonds) shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption.

                          ARTICLE IV FUNDS AND REVENUES

    Section 4.1 Bond Fund. A Bond Fund is hereby established with the Trustee. From the proceeds of each issuance and delivery of Bonds there shall be deposited in the Bond Fund a sum equal to the accrued interest paid by the purchasers of the Bonds. The moneys in the Bond Fund and any Investments held as part of such Fund shall, except as otherwise provided in section 6.1, be applied by the Trustee solely to the payment or redemption on the dates when the same are respectively due of the principal of, premium, if any, and interest on the Bonds and charges and disbursements of the Trustee. Moneys deposited in the Bond Fund, including but not limited to moneys deposited as permitted by Section 5.5 of the Loan Agreement shall be so applied within thirteen (13) months after the same shall have been deposited. Interest on Investments held as a part of such Fund shall be so applied within twelve (12) months after the same shall have been received.

Section 4.2 Deposits and Payments. Deposits in the Bond Fund shall be made solely from Pledged Receipts except as provided in Section 4.1. All payments by the Trustee under this Trust Agreement shall be made solely from the
Trust Estate.
Section 4.3 Investment of Moneys in Bond Fund. Moneys in the Bond Fund held by the Trustee hereunder shall be invested by the Trustee at the direction of the Company in Investments with maturities at or before the time when such moneys are required to be available. Any such Investments shall be held by the Trustee as a part of such Fund. Any interest realized on any such Investment and any profit or loss realized upon the sale or other disposition thereof shall be credited or charged to such Fund. Investments shall be valued at cost, face amount or market value, whichever is less. No investment shall mature in any event later than twelve (12) months from the date of deposit in such Fund of the moneys applied to the making of the Investment. No Investment shall be made which would cause the Bonds to be constituted arbitrage bonds under Section 148(a) of the Code and regulations then prescribed thereunder and the Trustee shall be entitled to obtain an opinion from nationally recognized bond counsel that the making of any Investment will not have such result. The Trustee shall have no responsibility with respect to the price at which an Investment is bought or sold.
Section 4.4 Moneys to be Held in Trust. All moneys deposited with the Trustee hereunder shall be held by the Trustee in trust but need not be segregated from other funds except as required by law.
ARTICLE V
REPRESENTATIONS AND COVENANTS OF THE AGENCY
Section 5.1 Representations.
A. The Agency is a body politic and corporate and a public instrumentality of The Commonwealth of Massachusetts established under Chapter 23A of the Massachusetts General Laws, with the powers under and pursuant to the Enabling Act, to execute and deliver this Trust Agreement, the Bond Purchase Agreement and the Loan Agreement, to perform its obligations under each thereof and to issue and sell the 1993 Series Bonds;
B. The Agency has taken all necessary action and has complied with all provisions of the Constitution of The Commonwealth of Massachusetts and the Enabling Act (including but not limited to the making of the findings required by Section 12 and 22 of Chapter 40D of the Massachusetts General Laws, to the extent applicable to the 1993 Series Bonds) required to make this Trust Agreement, the Bond Purchase Agreement, the Loan Agreement and the 1993
Series Bonds the valid obligations of the Agency that they purport to be; and, when executed and delivered by the parties thereto, this Trust Agreement and the Loan Agreement will constitute valid and binding agreements of the Agency and be enforceable in accordance with their respective terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied;
C. The Agency shall not take any action, or knowingly omit to take any action within its control, which, if taken or omitted, would violate its obligation under the non-arbitrage certificate delivered upon the issuance of the 1993 Series Bonds.
D. When delivered to and paid for by the Purchasers in accordance with the terms of the Bond Purchase Agreement and the Trust Agreement, the 1993 Series Bonds will constitute valid and binding special obligations of the Agency enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of the Trust Agreement.
E. The Agency makes no representation or warranty that the 1993 Series
Bonds and any income derived therefrom is or will be exempt from federal or state taxation.
Section 5.2 Covenant as to Payment: Faith and Credit of Commonwealth Not Pledged. The Agency covenants that it will promptly pay or cause to be paid the principal of, interest, premium, if any, and other charges, if any, on the Bonds at the place, on the dates and in the manner provided herein and in the Bonds, provided, however, that the Bonds secured hereby do not now and shall never constitute a general obligation of the Agency or a pledge of the faith and credit of the Agency or a debt or pledge of the faith and credit or the taxing power of The Commonwealth of Massachusetts or any political subdivision thereof, and all covenants and undertakings by the Agency hereunder and under the Bonds to make payments are special obligations of the Agency payable solely from the Trust Estate.
Section 5.3 Issuance of Refunding Bonds. The Agency may issue, and the Agency expressly reserves the right to issue, to the extent permitted by law, refunding bonds under this Trust Agreement or another trust agreement to refund all or any principal amount of any series of Bonds.
         ARTICLE VI
         DEFEASANCE
Section 6.1 Defeasance. When the Agency has paid or has caused to be paid to the holders of the Bonds the principal, premium, if any, and interest due or to become due thereon at the times and in the manner stipulated therein and herein and all fees and expenses of the Trustee, of the Agency and of any Paying Agent and all other amounts required to be paid under this Trust Agreement, the Loan Agreement and the Bond Purchase Agreement have been paid or provided for to the satisfaction of the Agency, of the Trustee and of any Paying Agent, the lien of this Trust Agreement on the Trust Estate shall terminate, and the Trustee shall promptly execute and deliver to the Company and the Agency an appropriate discharge hereof and the Trustee and any Paying Agent shall assign and deliver to the Company any property at the time subject to the lien of this Trust Agreement which may then be in its possession, except amounts held by the Trustee for the payment of the principal of, premium, if any, and interest on the Bonds.
All Outstanding Bonds of a series or of a maturity within a series shall be deemed to have been paid within the meaning of this Section when there shall have been deposited with the Trustee, in trust for and irrevocably committed thereto, sufficient cash or obligations defined in clause (i) of the definition of Investments with maturities and interest rates adequate to produce sufficient cash, (1) to pay, at their maturities or redemption dates, any principal, premium, if any, and interest on such Bonds as they come due; and (2) to pay or prepay all fees and expenses of the Agency, the Trustee and any Paying Agent and all other amounts required to be paid under this Trust Agreement, under the Loan Agreement and under the Bond Purchase Agreement. Notwithstanding the termination of the lien hereof, if the Trustee is then holding any funds for payment to any Bondholder, it shall continue to hold and make payment of such funds in accordance herewith, and all other rights and obligations hereunder which by their nature cannot be satisfied or performed prior to the termination of the lien hereof shall survive until their subsequent satisfaction or performance. Any amounts remaining in the Bond Fund after all of the Outstanding Bonds shall be deemed to have been paid, and after all other amounts required to be paid under this Trust Agreement, under the Loan Agreement and under the Bond Purchase Agreement shall have been paid or provided for to the satisfaction of the Agency and of the Trustee, shall be paid to the Company.
Section 6.2 Nonpresentment of Bonds. If a Bond is not presented for payment when the Outstanding Principal Amount thereof becomes due, either at maturity or at the date fixed for redemption thereof or otherwise, and if funds sufficient to pay all amounts due with respect to such Bond have been deposited with the Trustee and irrevocably committed thereto, all liability of the Agency to the holder thereof for the payment of such Bond shall forthwith cease, and thereupon the Trustee shall hold such funds, without liability for interest thereon, for the benefit of the holder of such Bond who shall thereafter be restricted exclusively to such funds for any claim of whatever nature on his part under this Trust Agreement or on, or with respect to, such Bond. If such Bond is not presented to the Trustee for payment on or before the fourth anniversary of said payment or redemption date, the Trustee shall then pay to or upon the order of the Company the funds then so held by the Trustee and thereafter the holder of such Bond shall look to the Company with respect to such claim and the Trustee shall be discharged therefrom.
Section 6.3 Right of Company to Purchase Bonds for Cancellation. The Company may purchase Bonds from holders thereof and deliver such Bonds to the Trustee for cancellation.
ARTICLE VII
DEFAULT PROVISIONS AND REMEDIES OF TRUSTEE AND BONDHOLDERS
Section 7.1 Defaults: Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an "event of default" hereunder:
    (1) Failure to pay the principal of, any premium on or interest on the Bonds when the same is due; or
    (2) Any "event of default" or default under the Loan Agreement or the
        Bond Purchase Agreement; or
    (3) The Agency is rendered incapable of fulfilling its obligations under this Trust Agreement or under the Enabling Act, as it relates hereto.
Section 7.2 Acceleration. Upon the occurrence and continuance of any event of default, the Trustee shall, upon and only upon the written request of the holders of not less than 33% in aggregate principal amount of the Outstanding Bonds, by written notice to the Agency and the Company, declare the Outstanding Principal Amount of all Bonds (if not then due and payable) and the interest accrued thereon to be due and payable immediately, and, upon said declaration, such principal and interest shall become and be immediately due and payable. Pursuant to such declaration, interest on the Bonds shall accrue to the date determined by the Trustee for the tender of payment to the holders of all Outstanding Bonds pursuant to such declaration.
If, at any time after such principal and interest shall have been so declared due and payable and prior to the first to occur of (a) the ninetieth (9Oth) day after such declaration, (b) the entry of a judgment in a court of law or equity for enforcement hereunder or (c) the appointment, and the confirmation thereof, of a receiver after an opportunity for hearing by the Agency and the Company, all sums at the time payable under this Trust Agreement except the principal of, and interest accrued after the next preceding interest payment date on, the Bonds which have not reached their stated maturity dates and which are due and payable solely by reason of said declaration shall have been duly paid or provided for by deposit with the Trustee and all existing defaults shall have been made good, then such payment or provision for payment shall ipso facto constitute a waiver of such default and its consequences and an automatic rescission and annulment of such declaration under the above paragraph, but no such waiver or rescission shall extend to or affect any subsequent event of default or impair any rights consequent thereon.
Section 7.3 Other Remedies: Rights of Bondholders. Upon the occurrence and continuance of any event of default, the Trustee may pursue any available remedy to enforce the payment of principal of, premium, if any, and interest on the Bonds.
Upon any event of default and if requested so to do by holders of a majority in aggregate principal amount of the Bonds then Outstanding and being indemnified as provided in Section 8.2 of the Loan Agreement, the Trustee shall exercise such of the rights and powers conferred by this Section and by
Section 7.2 as the Trustee, being advised by counsel, shall deem most effective, or shall be directed by such request, to enforce and protect the interests of the holders of the Bonds.
No remedy under this Trust Agreement or the Loan Agreement is intended to be exclusive of any other remedy, but all remedies shall be cumulative and each shall be in addition to any other remedy given to the Trustee or to the holder of a Bond hereunder or thereunder or now or hereafter existing.
No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power or shall be construed to be a waiver of any such event of default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient.
No waiver of any event of default hereunder or under the Loan Agreement, whether by the Trustee or by the holder of a Bond, shall extend to or shall affect any subsequent event of default or shall impair any rights or remedies consequent thereon.
Section 7.4 Right of Bondholders to Direct Proceedings. Anything in this Trust Agreement to the contrary notwithstanding but subject to the provisions of
Section 7.3, the holders of a majority in aggregate principal amount of Bonds then Outstanding shall have the right at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Trust Agreement, or for any other proceedings hereunder; provided, that such direction shall not be otherwise than in accordance with the provisions of law and of this Trust Agreement, and provided that the Trustee shall be indemnified as provided in
Section 8.2 of the Loan Agreement.
Section 7.5 Application of Moneys. Upon the occurrence and continuance of any event of default all moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, subject to any provisions made pursuant to Section 6.1, be deposited in the Bond Fund; and all moneys in the Bond Fund (except funds for which provision has been made under Section 6.2) shall, after payment of all Additional Payments (as defined in the Loan Agreement) and other charges of the Agency, the Trustee and any Paying Agent in accordance with this Trust Agreement and the Loan Agreement, be applied first to the payment of interest, including interest on overdue principal, then due or overdue on the Bonds without regard to the order in which the same became due; and second to the payment of the principal then due or overdue on the bonds without regard to the order in which the same became due; or in such other order as may be determined by the Trustee with the written consent of the holders of all Outstanding Bonds and, if the Agency is affected thereby, with the written consent of the Agency. Payments shall be made pro rata among holders of Bonds entitled to receive the payment being made. Any moneys remaining in the Bond Fund after all of the Outstanding Bonds shall be deemed to have been paid and all other amounts required to have been paid under this Trust Agreement shall have been paid, shall be applied as provided in Section 6.1.
Section 7.6 Remedies Vested in Trustee. All rights of action (including the right to file proofs of claim) under this Trust Agreement or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or the production thereof in any trial or other proceeding relating thereto; and any such suit or proceeding instituted by the Trustee shall be brought in its name, as Trustee, without the necessity of joining as plaintiffs or defendants any holders of the Bonds; and any recovery of judgment shall be for the benefit of the holders of the Bonds subject, however, to the provisions of this Trust Agreement.
Section 7.7 Rights and Remedies of Bondholders. No holder of a Bond shall have any right to institute any suit, action or proceeding for the enforcement of this Trust Agreement or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder, unless an event of default has occurred and is continuing of or in connection with which the Trustee has been directed pursuant to Section 7.4 or notified as provided in subsection 8.1.4, or of which by said subsection 8.1.4 it is deemed to have notice, and the holders of at least 33% in aggregate principal amount of Outstanding Bonds shall have made written request to the Trustee and shall have afforded the Trustee reasonable opportunity to proceed to exercise the powers herein before granted or to institute such action, suit or proceeding in its own name, and have offered to the Trustee indemnity as provided in
Section 8.2 of the Loan Agreement, and the Trustee shall thereafter fail or refuse to exercise the powers herein before granted or to institute such action, suit or proceeding in its own name; and such notification or direction, request and offer of indemnity are hereby declared in every case at the option of the Trustee to the conditions precedent to the execution of the powers and trusts of this Trust Agreement, and to any action or cause of action for the enforcement of this Trust Agreement, or for the appointment of a receiver or for any other remedy hereunder; it being understood and intended that no one or more holders of the Bonds shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Trust Agreement by its or their action or to enforce any right hereunder except in the manner herein provided and that proceedings shall be instituted and maintained in the manner herein provided and for the benefit of the holders of all Outstanding Bonds. If the holder of a Bond shall act pursuant to the preceding sentence, such holder shall have and may exercise with respect to such action all of the powers, rights and remedies and be subject to all of the obligations of the Trustee hereunder. Subject to the foregoing, each holder of a Bond shall have a right of action to enforce the payment of the principal of and interest on any Bond held by it at and after the maturity thereof at the place, from the sources and in the manner in said Bond expressed.
Section 7.8 Waivers of Events of Default. At any time the Trustee shall waive any event of default hereunder and under the Loan Agreement and their consequences and rescind any declaration of maturity of principal resulting therefrom upon the written request of the holders of (1) at least a majority in aggregate principal amount of all the Bonds then Outstanding in respect of which an event of default in the payment of principal, premium, if any, or interest on the Bonds exists, or (2) at least a majority in aggregate principal amount of all Bonds then Outstanding in case of any other event of default; provided, however, that there shall not be waived any event of default described in paragraph (1) of Section 7.1 of the Loan Agreement or any such declaration in connection therewith rescinded, unless at the time of such waiver or rescission payments of the amounts provided in Section 7.2 hereof for waiver and automatic rescission in connection with acceleration of maturity have been made or provided for. In case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such event of default shall have been discontinued or abandoned or determined adversely, then and in every such case the Agency, the Trustee and the Bondholders shall be restored to their former positions and rights hereunder respectively; but no such waiver or rescission shall extend to any subsequent or other event of default, or impair any right consequent thereon.
         ARTICLE VIII
         THE TRUSTEE
Section 8.1 Acceptance of the Trusts. The Trustee hereby accepts the Trust Estate and the trusts imposed upon it by this Trust Agreement and agrees to perform said trusts and any duties required to be performed by it under the terms of this Trust Agreement but only upon and subject to the terms and conditions contained herein and in Section 8.2 of the Loan Agreement:
    8.1.1 Except during the continuance of an event of default described in
Section 7.1, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement and the Loan Agreement, and no implied covenants or obligations shall be read into this Trust Agreement. In case such an event of default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as an ordinarily prudent trustee under a corporate mortgage would use and exercise.
    8.1.2 The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees but shall be answerable for the conduct of the same in accordance with the standards specified in subsection 8.1.1 except that with respect to attorneys, agents or receivers it shall be answerable only for lack of due care in appointing the same, and shall be entitled to advice of counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay, and be reimbursed for, such reasonable compensation to all such attorneys, agents, receivers, employees and counsel as may reasonably be employed in connection with the trusts hereof.
    8.1.3 Any action taken by the Trustee pursuant to this Trust Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Bond shall be conclusive and binding upon all future holders of the same Bond and upon Bonds issued in exchange there for or in place thereof.
    8.1.4 The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except events of default described in clause (1) of Section 7.1, unless the Trustee shall be specifically notified by writing delivered to it of such default by the Agency or by the holders of at least 33 % in aggregate principal amount of the Outstanding Bonds and in the absence of such notice so delivered the Trustee may conclusively assume there is no default except as aforesaid.
    8.1.5 The Trustee shall not be required to give any bond or surety.
    8.1.6 Except as otherwise expressly provided herein or therein, whenever the consent of the Trustee is required to give effect to any amendment, supplement, modification, cancellation or termination of any of this Trust Agreement, the Loan Agreement or any payment of the Bonds, and whenever the consent, waiver or approval of or determination or acknowledgement of satisfaction by the Trustee is necessary with respect to any action to be taken under any thereof, the Trustee shall consent to such amendment, supplement, modification, cancellation or termination, or give or make such consent, waiver, approval, determination or acknowledgement of satisfaction, with (but only with) the prior written consent of the holders of not less than a majority in aggregate principal amount of the Outstanding Bonds.
    Section 8.2 Fees. Charges and Expenses of Trustee and Paving Agents. The Trustee and any Paying Agent shall be entitled to payment or reimbursement for reasonable fees, charges and expenses for its services as trustee, bond registrar and/or paying agent rendered hereunder and for all advances, costs, counsel fees and other expenses and liabilities reasonably made or incurred by the Trustee or any Paying Agent in connection with such services or in satisfaction of any obligations of the Agency or of the Company satisfied by the Trustee or any Paying Agent as provided herein and for interest as provided in Section 8.2 of the Loan Agreement. Such payment and reimbursement shall be made from the Additional Payments by the Company pursuant to the Loan Agreement or, if not made therefrom, from any moneys received or held by the Trustee or any Paying Agent hereunder.
    Section 8.3 Notice to Bondholders if Default or Event of Default Occurs. If a default occurs of which the Trustee is by subsection 8.1.4 required to take notice or if notice of default be given as in subsection 8.1.4 provided, the Trustee shall, within five (5) business days after notice of such default or knowledge of such event of default, give written notice thereof by registered or certified mail to the Agency, the Company and the holders of all Outstanding Bonds.
    Section 8.4 Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole, and any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part of the parties hereto other than as may be required by applicable law to record any succession in title or interest, anything herein to the contrary notwithstanding, provided, however, that any such successor Trustee shall be a trust company or bank in good standing having trust powers and located in The Commonwealth of Massachusetts.
    Section 8.5 Resignation of Trustee: Removal. The Trustee may at any time resign from the trusts hereby created by giving one hundred twenty (120) days' written notice to the Agency and the Company and by registered or certified mail to holders of all Outstanding Bonds, but such resignation shall not take effect until the appointment of a successor Trustee and acceptance by the successor Trustee of such trusts. If no successor Trustee has been appointed and accepted the trusts hereby created within 180 days after the date of the Trustee's resignation, the Trustee may petition a court of competent jurisdiction for appointment of a successor Trustee. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Agency and signed by the holders of a majority in aggregate principal amount of the Outstanding Bonds; or by any court of competent jurisdiction for a breach of trust upon application by the holders of not less than 33% in aggregate principal amount of the Outstanding Bonds.
    Section 8.6 Appointment of Successor Trustee. In case the Trustee hereunder shall resign or be removed, or be dissolved, or otherwise become incapable of acting hereunder, a successor shall be appointed by the Agency at the direction of the Company. At any time within one year after any such vacancy shall have occurred, the holders of a majority in aggregate principal amount of the Outstanding Bonds may appoint a successor Trustee by an instrument or concurrent instruments in writing signed by or on behalf of such holders, which appointment shall supersede any Trustee heretofore appointed by the Agency. Every such successor Trustee appointed pursuant to the provisions of this Section shall be a trust company or bank in good standing having trust powers, located in The Commonwealth of Massachusetts, having a reported capital and surplus of not less than $50,000,000. Any such successor Trustee shall notify the Company and the Agency and by registered or certified mail the holders of the Bonds of its acceptance of the appointment and, upon giving such notice, shall become Trustee, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Any predecessor Trustee shall from time to time execute, deliver and record and file such instruments as the Trustee may reasonably require to confirm or perfect any succession hereunder.
    Section 8.7 Dealing in Bonds. The Trustee and any Paying Agent and any of their respective directors, officers, employees or agents may become the owners of any or all of the Bonds secured hereby.
    Section 8.8 List of Bondholders. The Trustee is hereby designated as bond registrar for the Bonds and, as such, will keep on file a list of names and addresses of the holders of all Bonds. The Trustee shall be under no responsibility with regard to the accuracy of such list, including without limitation the address of any holder of a Bond. At reasonable times and under reasonable regulations established by the Trustee, such list may be inspected and copied by the Company, by the Agency or by holders (or a designated representative thereof) of 33% or more in principal amount of the Outstanding Bonds, the ownership of any holder and the authority of any such designated representative to be evidenced to the satisfaction of the Trustee.
    Section 8.9 Designation and Succession of Paving Agents. The Trustee and any other banks or trust companies designated as Paying Agents in any supplemental agreement shall be the Paying Agent or Paying Agents for the Bonds.
    Any bank or trust company with or into which any Paying Agent other than the Trustee may be merged or consolidated, or to which the corporate trust assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Trust Agreement. If the position of such Paying Agent shall become vacant for any reason, the Trustee shall, within 30 days thereafter, appoint a bank or trust company located in the same city as such Paying Agent to fill such vacancy.
    The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 8.1 with respect to the Trustee, insofar as such provisions may be applicable.
                                    ARTICLE IX
      SUPPLEMENTAL AGREEMENTS; AND AMENDMENTS TO LOAN AGREEMENT
    Section 9.1 Supplemental Agreements Not Requiring Consent of Bondholders. The parties hereto may without the consent of, or notice to, any of the holders of the Bonds, enter into agreements supplemental to this Trust Agreement and financing statements or other instruments evidencing the existence of a lien for any one or more of the following purposes, provided that no such supplemental agreement shall be inconsistent with the terms and provisions hereof:
    (1) To cure any ambiguity, inconsistency or formal defect or omission in this Trust Agreement;
    (2) To grant to or confer upon the Trustee for the benefit of the holders of the Bonds any additional rights, remedies, powers or authority that may lawfully be granted to or conferred upon the holders of the Bonds or the Trustee;
    (3) To subject to the lien and pledge of the Trust Agreement additional revenues, properties or collateral;
    (4) To add to the covenants and agreements of the Agency contained in the Trust Agreement other covenants and agreements thereafter to be observed for the protection of the holders of the Bonds or to surrender or limit any right, power, or authority reserved to or conferred upon the Agency or the Company in this Trust Agreement; and
    (5) To evidence any succession to the Agency or to the Company, not constituting a default, and the assumption by such successor of the covenants and agreements of the Agency or of the Company, as the case may be, contained in the Trust Agreement, the Loan Agreement and the Bonds.
    Section 9.2 Supplemental Agreements Requiring Consent of Bondholders. etc. In addition to supplemental agreements permitted by Section 9.1, the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding shall have the right, from time to time, to consent to and approve, the execution by the parties hereto of such other agreement or agreements supplemental hereto for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Trust Agreement or in any supplemental agreement; except, however, that nothing in this Section contained shall permit (a) an extension of the stated maturity of the principal of or the interest on any Bond without the consent of the holder of such Bond; (b) a reduction in the principal amount of any Bond, the rate of interest thereon or the premium to be paid upon the redemption thereof prior to maturity without the consent of the holder of such Bond; (c) the establishment of a privilege or priority of any Bond or Bonds over any other Bond or Bonds without the consent of the holders of all Bonds at the time outstanding; (d) a reduction in the aggregate principal amount of Bonds the holders of which are required to consent to any such supplemental agreement without the consent of the holders of all the Bonds at the time outstanding which would be affected by the action to be taken; or (e) a modification of the rights, duties or immunities of the Agency or the Trustee without the written consent of the affected party.
    If at any time the Company shall request the Agency and the Trustee to enter into any supplemental agreement pursuant to this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of each supplemental agreement to be mailed in the manner requested by the Company and, in any event, in the same manner as prescribed in Section 3.2. Such notice shall briefly set forth the nature of the proposed supplemental agreement and shall state that copies thereof are on file at the corporate trust office of the Trustee for inspection by all Bondholders. Except as otherwise provided in this Section 9.2, if, within sixty days or such longer period (not to exceed two years) as shall be prescribed by the Agency following the mailing of such notice, the holders of not less than a majority in aggregate principal amount of the Bonds Outstanding at the time of the execution of any such supplemental agreement shall have consented to and approved the execution thereof, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Agency from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such supplemental agreement as in this Section permitted and provided, this Trust Agreement shall be and be deemed to be modified and amended in accordance therewith.
    Section 9.3 Amendments. etc.. to Loan Agreement. The Agency and the Trustee may, without the consent of or notice to the Bondholders, consent to any amendment, change or modification of the Loan Agreement, as may be required (i) by the provisions of the Loan Agreement or this Trust Agreement,
(ii) to cure any ambiguity, inconsistency, formal defect or omission, or (iii) to effect any other change therein which, in the judgment of the Trustee, is not to the prejudice of the Trustee or the holders of the Bonds or to the Agency.
    Neither the Agency nor the Trustee shall consent to any other amendment, change or modification of the Loan Agreement without notice to the Bondholders as provided in Section 9.2 hereof and the consent of the holders of not less than a majority in aggregate principal amount of the Bonds then Outstanding.
    Section 9.4 Consent of Company. Anything herein to the contrary notwithstanding, a supplemental agreement under this Article which affects any rights or obligations of the Company under the Loan Agreement, or requires a revision of the Loan Agreement shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental agreement, and a supplemental agreement under this Article which affects any rights or obligations of the Trustee shall not become effective unless and until the Company shall have consented in writing to the execution and delivery of such supplemental agreement. In this regard, the Trustee shall cause notice of the proposed execution and delivery of any supplemental agreement together with a copy of the proposed supplemental agreement to be mailed as provided in Section 10.6 hereof to the Company at least ten days before the date of its proposed execution and delivery in the case of a supplemental agreement referred to in Section 9.1 hereof, and not later than five days after the mailing of the notice of the proposed execution and delivery in the case of a supplemental agreement provided for in Section 9.2 hereof
    Section 9.5 Opinion of Counsel. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, the opinion of any counsel approved by it, who may be counsel for the Company or the Agency, as conclusive evidence that any such proposed supplemental agreement or amendment hereto or to the Loan Agreement complies with the provisions of this Trust Agreement and that it is proper for the Trustee, under the provisions of this Article, to join in the execution of such supplemental agreement.
    Section 9.6 Modif;cation by Unanimous Consent. Notwithstanding anything contained elsewhere in this Trust Agreement, the rights and obligations of the Agency and of the holders of the Bonds and the terms and provisions of the Bonds and this Trust Agreement or any supplemental agreement and the Loan Agreement, may be modified or altered in any respect with the consent of the Agency, the Trustee and the holders of all of the Bonds then outstanding and, if any rights or obligations of the Company, the Agency or the Trustee under the Loan Agreement are affected thereby, with the consent of the affected party.
                            ARTICLE X
                          MISCELLANEOUS
    Section 10.1 Instruments of Further Assurance: Recording and Filing. The Agency shall from time to time execute and deliver or cause to be executed and delivered to the Trustee all instruments and documents and take or cause to be taken all such other and further action as the Trustee may reasonably require in order to effect and confirm and vest more securely in the Trustee all security for the payment of all amounts coming due with respect to the Bonds and all rights contemplated by this Trust Agreement. The Agency shall not, except as otherwise provided herein or in the Loan Agreement, mortgage, encumber or alienate any part of the Pledged Receipts or its rights under and pursuant to the Loan Agreement.
    The Trustee shall on behalf of the holders from time to time of the Bonds cause to be filed any continuation statements or instruments of a similar character which are required by law in order to fully preserve and protect the security of such holders.
    The undertakings of the Agency contained in this Section 10.1 are subject to the limitation prescribed in Section 5.2.
    Section 10.2 Rights Under Loan Agreement. A duly executed counterpart of the Loan Agreement has been filed with the Trustee, and reference is hereby made to the same for a detailed statement of the covenants and obligations of the Company and the rights of the Agency thereunder. The Trustee may enforce all rights of the Agency (except those not assigned hereunder) and all obligations of the Company under the Loan Agreement for and on behalf of the holders of the Bonds, whether or not the Agency is in default hereunder.
    Section 10.3 Consents. etc.. of Bondholders. Any consent, request, direction, approval, objection or other instrument required by this Trust Agreement to be signed and executed by holders of Bonds may be in any number of concurrent writings of similar tenor, and may be signed or executed by such holders in person or by agent appointed in writing.
    Section 10.9 Captions: Table of Contents. The captions or headings in, and the table of contents for, this Trust Agreement are for convenience only and in no way define, limit or describe the scope or content of any provision of this Trust Agreement. A reference to any Section or subsection shall be a reference to all provisions prior to the next comparable number. Section
10.10 Counterparts. This Trust Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
    Section 10.11 Governing Law. This Trust Agreement shall be governed by the law of The Commonwealth of Massachusetts.
    IN WITNESS WHEREOF, the Agency has caused this Trust Agreement to be executed and delivered in its name and behalf by its Executive Director, its Deputy Director or its Vice Chairman; and to evidence its acceptance of the trusts hereby created the Trustee has caused this Trust Agreement to be signed in its name and behalf by its authorized officer, all as of the 1st day of July, 1993, but actually on the date indicated below opposite the signature of each party.
MASSACHUSETTS INDUSTRIAL FINANCE AGENCY                  Dated: July 22, 1993
By
Executive/Deputy Diretor/Vice Chairman

SHAWMUT BANK, N.A.,
as Trustee                  Dated: July 22, 1993
By   Authorized Officer

EXHIBIT 2.1         FORM OF DTC REPRESENTATION LETTER
Letter of Representations
[To be Completed by Issuer and Agent]

MASSACHUSETTS INDUSTRIAL FINANCE AGENCY
[Name of Issuer]

SHAWMUT BANK N. A.
[Name of Agent]

July 22, 1993         (Date)

Attention: General Counsel's Office
The Depository Trust Company
55 Water Street; 49th Floor
New York, NY 10041-0099

Re: Massachusetts Industrial Finance Agency $40,000,000 Pollution Control Revenue Refunding Bonds
1993 Series (Eastern Edison Company Project)
(Issue Description)

Ladies and Gentlemen:
This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Bonds"). Agent will act as trustee, paying agent, fiscal agent, or other agent of Issuer with respect to the Bonds. The Bonds will be issued pursuant to a trust indenture, bond reso]ution, or other such document authorizing the issuance of the Bonds dated July 1, 1993 (the "Document"). Goldman Sachs & Co. and Citicorp, ("Underwriter") Securities Markets, Inc., is distributing the Bonds through The Depository Trust Company ("DTC").
To induce DTC to accept the Bonds as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Bonds, Issuer and Agent, if any, make the following representations to DTC:
    1. Prior to closing on tile Bonds on July 22, l993, there shall be deposited with DTC one Bond certificate registered in tile name of DTCs nominee, Cede & Co.. for each stated maturity of the Bonds in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Bonds. If, however, the aggregate principal amount of Amy maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million Bond certificate shall bear the folio ing legend:
    Unless this certificate is presented by an author.The representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
    2. In the event of any solicitation of consents from or voting by holders of the Bonds, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.
    3. In the event of a full or partial redemption or an advance refunding of part of the outstanding Bonds, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to beneficial owners or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding the date that the proceeds are deposited in escrow.
    4. In the event of an invitation to tender the Bonds, notice by Issuer or Agent to Bondholders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph.
    5. All notices and payment ad vices sent to DTC shall contain the CUSIP number of the Bonds.
    6. Notices to DTC pursuant to Paragraph 2 by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to Paragraph 2 by mail or by any other means shall be sent to:
         Supervisor; Proxy
         Reorganization Department
         The Depository Trust Company
         7 Hanover Square; 23rd Floor
         New York, NY 10004-2695
    7. Notices to DTC pursuant to Paragraph 3 by telecopy shall be sent to DTCs Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party, sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone
(516) 227-4070. Notices to DTC pursuant to Paragraph 3 by mail or by any other means shall be sent to:
               Call Notification Department
               The Depository Trust Company
               711 Stewart Avenue
               Garden City,NY 11530-4719
    8. Notices to DTC pursuant to Paragraph 4 and notices of other actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:
               Manager; Reorganization Department
               Reorganization Window
               The Depository Trust Company
               7 Hanover Square; 23rd Floor
               New York, NY 10004-2695
    9. Transactions in the Bonds shall be eligible for next-day funds settlement in DTC's Next-Day Funds Settlement ("NDFS") system.
    A. Interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in next-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Agent and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements such payments shall be addressed as follows:
                Manager; Cash Receipts
                Dividend Department
                The Depository Trust Company
                7 Hanover Square; 24th Floor
                New York NY 10004-2695
    B. Principal payments shall be received by Cede & Co., as nominee of DTC or its registered assigns in next-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Agent and DTC). Such pa,yments shall be made payable to the order of Cede & Co., and shall be addressed as follows:
                NDFS Redemption Department
                The Depository Trust Company
                55 Water Street; 50th Floor
                New York NY 10041-0099
    10. DTC may direct Issuer or Agent to use any other telephone number or address as the number or address to which notices or payments of interest or principal may be sent.
    11. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Bonds outstanding or an advance refunding of part of the Bonds outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Bond certificate, or (b) may make an appropriate notation on the Bond certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in Which case the certificate will be presented to Issuer or Agent prior to payment if required
    12. In the event that Issuer determines that beneficial owners of Bonds shall be able to obtain certificdted Bonds, Issuer or Agent shall notify DTC of the availability of Bond certificates. In such event, Issuer or Agent shall issue, transfer, and exchange Bond certificates in appropriate amounts, as required by DTC and others.
    13. DTC may discontinue providing its services as securities depository with respect to the Bonds at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Bonds outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Bonds to any DTC Participant having Bonds credited to its DTC accounts.
    14. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

    Notes:
    A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this letter Issuer itself undertakes to perform all of the obligations set forth herein.
    B. Under Rules of the Municipal Securities Rulemaking Board relating to "good delivery", a municipal securities dealer must be able to determine the date that a notice of a partial call or of an advance refunding of a part of an issue is published (the "publication date"). The establishment of such a publication date is addressed in Paragraph 3 of the Letter.
    C. Schedule B contains statements that DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

Very truly yours,
Massachusetts Industrial Finance Agency (Issuer)
by: Authorized Officer's Signature
Shawmut Bank, N.A. (Agent)
by: Authorized Officer's Signature

Received and Accepted:
THE DEPOSITORY TRUST COMPANY
by: Authorized Officer

cc: Underwriter   Goldman Sachs & Co and Citibank Securities Markets, Inc.
    Underwriter's Counsel    Ropes & Gray


SCHEDULE A
(Describe Issue)



   CUSIP          Principal Amount      Maturity Date     Interest Rate
 575856bdo         $40,000,000           July 1, 1998        5 7/8%


SCHEDULE B
SAMPLE OFFICIAL STATEMENT LANGUAGE
DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
(Prepared by DTC--bracketed material may be applicable only to certain issues)

    1. The Depository Trust Company ("DTC~), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC.
[If, however, the aggregate principal amount of [any] issue exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]
    2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organizations" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporations" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants "Participants" deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly w indirectly "Indirect Participants").
The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.
    3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owners") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmation's providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.
Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.
    4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registration In the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.
    5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
    [6. Redemption notices shall be sent to Cede & Co. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]
    7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
    8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants accounts on payable date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC's the responsibility of the Issuer or the Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.
    [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to the [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to the [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records.]
    10.DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.
    11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.
    12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.